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                          FIRST AMENDMENT TO EMPLOYMENT AND
                        NONCOMPETITION AGREEMENT - CLEMMENS

     This First Amendment (this "Amendment") to Employment and Noncompetition Agreement - Clemmens made and effective as of the 15th day of April, 1998, among THERMO-TILT WINDOW COMPANY, a Delaware corporation (the "Company") and Nelson E. Clemmens ("Employee").

                                     WITNESSETH:

     WHEREAS the Company and Employee entered into that certain Employment and Noncompetition Agreement - Clemmens, dated as of January 19, 1998 (the "Employment Agreement"), whereby Employee, among other things agreed to serve as President of Thermo-Tilt; and

     WHEREAS under the Employment Agreement both the Company and Employee desire to amend the Employment Agreement whereby Employee will cease to serve as President of the Company and instead will serve as Vice President - Finance and Administration of the Company in accordance with the terms of the Employment Agreement, as amended;

     NOW THEREFORE in consideration of the above recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereby agree as follows:

     1. Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

     SECTION 1.  EMPLOYMENT.

     Subject to the terms hereof, Company hereby agrees to employ Employee, and Employee hereby accepts such employment as Vice President - Finance and Administration. Employee shall serve the Company during the Term (as defined in Section 2.1) of this Agreement, subject to the direction of the Company's Board of Directors. As Vice President - Finance and Administration, Employee shall devote his best efforts and such business time as may be necessary or appropriate on behalf of the Company:

          (i) To conduct general and active management of the business of the Company subject to the direction of the President and the Board of Directors.

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          (ii)  To assist the Company in evaluating potential corporate opportunities, including merger and acquisition structuring, negotiation and closing services.

          (iii) To provide the Company with a variety of general business analyses, marketing and management services.

          (iv) To conduct such other duties as the Board of Directors may prescribe from time to time.

     2. Other than is set forth in this Amendment, all the terms, conditions, rights, duties, responsibilities and obligations set forth in the Employment Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the Company has executed this Amendment by its duly authorized corporate officer as of the date set forth above.

                              "Company"

                              THERMO-TILT WINDOW COMPANY



                              By: /s/ Stephen A. Hoffmann
                                 --------------------------------
                                 Stephen A. Hoffmann
                                 Chairman of the Board, President
                                 and Chief Executive Officer


                              Accepted by:

                              "Employee"



                              /s/ Nelson E. Clemmens
                              -----------------------------------
                              NELSON E. CLEMMENS

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